Verizon Communications Inc.
Exhibit 99

Selected Historical Financial and Operating Information

Consumer - Selected Financial Results
(dollars in millions)

	3 Mos. Ended	3 Mos. Ended	3 Mos. Ended	3 Mos. Ended	12 Mos. Ended
Unaudited	3/31/25	6/30/25	9/30/25	12/31/25	12/31/25

Operating Revenues
Mobility and broadband service(1)	$18,801	$19,002	$19,096	$19,024	$75,923
Wireless equipment	4,532	5,369	4,766	7,112	21,779
Other(2)	2,285	2,277	2,243	2,300	9,105
Total Operating Revenues	$25,618	$26,648	$26,105	$28,436	$106,807
Footnotes:
(1) Mobility and broadband service revenue primarily includes revenue from mobility communication services, fixed wireless access (FWA) broadband, Fios internet and other fiber-based services.
(2) Other revenue primarily includes revenue from wireline products that provide legacy voice, video and data solutions, as well as broadband solutions over a traditional copper-based network. Other revenue also includes fees that partially recover the direct and indirect costs of complying with regulatory and industry obligations and programs, leasing and interest recognized when equipment is sold to the customer by an authorized agent under a device payment plan agreement.
Certain intersegment transactions with corporate entities have not been eliminated.

Verizon Communications Inc.
Business - Selected Financial Results
(dollars in millions)

	3 Mos. Ended	3 Mos. Ended	3 Mos. Ended	3 Mos. Ended	12 Mos. Ended
Unaudited	3/31/25	6/30/25	9/30/25	12/31/25	12/31/25

Operating Revenues
Mobility and broadband service(1)	$3,717	$3,733	$3,743	$3,747	$14,940
Wireless equipment	866	886	853	1,087	3,692
Other(2)	2,703	2,656	2,546	2,532	10,437
Total Operating Revenues	$7,286	$7,275	$7,142	$7,366	$29,069
Footnotes:
(1) Mobility and broadband service revenue primarily includes revenue from mobility communication services, FWA broadband, Fios internet and other fiber-based services.
(2) Other revenue primarily includes revenue from wireline products that provide legacy voice, video and data solutions, as well as broadband solutions over a traditional copper-based network. Other revenue also includes fees that partially recover the direct and indirect costs of complying with regulatory and industry obligations and programs, leasing and interest recognized when equipment is sold to the customer by an authorized agent under a device payment plan agreement.
Certain intersegment transactions with corporate entities have not been eliminated.

Verizon Communications Inc.
Total Operating Statistics

Unaudited	3/31/25	6/30/25	9/30/25	12/31/25

Connections (‘000):
Wireless retail	145,974	146,136	146,119	146,930
Wireless retail postpaid	125,744	125,895	125,913	126,705
Wireless retail postpaid phone	93,214	93,207	93,246	93,868
Wireless retail core prepaid(1)	18,977	19,017	19,062	19,169

Fiber broadband	7,581	7,613	7,674	7,741
FWA broadband	4,845	5,112	5,391	5,727
Total broadband(2)	12,426	12,725	13,065	13,468

	3 Mos. Ended	3 Mos. Ended	3 Mos. Ended	3 Mos. Ended	12 Mos. Ended
Unaudited	3/31/25	6/30/25	9/30/25	12/31/25	12/31/25

Net Additions (‘000):
Wireless retail	(65)	177	2	851	965
Wireless retail postpaid	(159)	155	36	829	861
Wireless retail postpaid phone	(289)	(9)	44	616	362
Wireless retail core prepaid(1)	137	50	47	109	343

Fiber broadband	45	32	61	67	205
FWA broadband	308	278	261	319	1,166
Total broadband(2)	353	310	322	386	1,371

Account Statistics:
Wireless retail postpaid ARPA(3)	$169.81	$170.79	$171.27	$170.61	$170.62
Wireless retail core prepaid ARPU(4)	$31.92	$32.56	$32.70	$32.90	$32.52

Churn Rate:
Wireless retail postpaid phone	0.95%	0.97%	0.98%	1.02%	0.98%
Wireless retail core prepaid(1)	3.47%	3.60%	3.73%	3.73%	3.63%

Wireless Retail Postpaid Connection Statistics:
Upgrade rate	2.8%	3.6%	3.3%	4.4%
Footnotes:
(1) Represents total prepaid results excluding our SafeLink brand.
(2) Total broadband excludes solutions provided over a traditional copper-based network.
(3) Wireless retail postpaid ARPA - average service revenue per account from retail postpaid accounts.
(4) Wireless retail core prepaid ARPU - average service revenue per unit from retail prepaid connections excluding our SafeLink brand.
Where applicable, the operating results reflect certain adjustments, including those related to the reclassification of connections associated with Verizon’s second number offering, migration activity among different types of devices and plans, customer profile changes, and adjustments in connection with mergers, acquisitions and divestitures. Where applicable, historical results have been recast to conform to the current period presentation.